EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TyCom Ltd. of the report of Price Waterhouse Auditores, S.A., report dated February 20, 1998 as a predecessor firm of PricewaterhouseCoopers Auditores, S.L., relating to the financial statements of Telecomunicaciones Marinas, S.A.U., which appears in the Registration Statement on Amendment No. 6 to Form S-1 (No. 333-32134) dated July 26, 2000.

                                    /s/  PRICEWATERHOUSECOOPERS AUDITORES, S.L.


Madrid, Spain
August 3, 2000